UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

HH&L Acquisition Co.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40006	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2001-2002, 20/F, York House The Landmark, 15 Queen’s Road Central Central, Hong Kong	00000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 3752 2870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	HHLA	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	HHLA WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HHLA.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2023, HH&L Acquisition Co. (the “Company”) issued an unsecured convertible promissory note (the “Note”) to HH&L Investment Co. (the “Sponsor”), pursuant to which the Company may borrow up to $3,000,000 under the Note. The initial principal balance outstanding under the Note is $270,000 as of June 7, 2023. The Company may further draw down the Note in aggregate principal amount up to $2,730,000.

As disclosed in the final prospectus of the Company filed with the SEC pursuant to Rule 424(b) (Registration No. 333-252254), dated February 5, 2021, the Sponsor may make loans to the Company as may be required on a non-interest basis. Up to $1,500,000 of such loans may be convertible into warrants (“Working Capital Warrants”) with identical terms with the Private Placement Warrants at a price of $1.00 per warrant at the option of the Sponsor (“Convertible Loans”). As of June 7, 2023, the Sponsor has made to the Company Convertible Loans in aggregate principal amount of $720,000, consisting of (i) an unsecured convertible promissory note of $500,000 principal amount issued by the Company to the Sponsor dated September 15, 2022; and (ii) $220,000 principal amount of an unsecured convertible promissory note issued by the Company to the Sponsor dated March 3, 2023.

Accordingly, $780,000 of the Note may, at the Sponsor’s discretion, be converted into Working Capital Warrants.

The Note will not bear any interest, and will be repayable by the Company to the Sponsor, if not converted or repaid on the effective date of an initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses. The maturity date of the Note may be accelerated upon the occurrence of an Event of Default (as defined under the Note). In the event that an initial business combination is not consummated, the Extension Deposit Amount will be forgiven or eliminated, except to the extent of any fund held by the Company outside of the Trust Account.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions of thereof. A copy of the Note is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein.

The Working Capital Loan Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

    (d)       Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Promissory Note, dated as of June 7, 2023, issued to HH&L Investment Co..
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HH&L Acquisition Co.
By:	/s/ Richard Qi Li
Name: Richard Qi Li
Title: Chief Executive Officer

Dated: June 7, 2023